EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-41839) and related prospectus of FirstCom Corporation for the registration of 21,026,092 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 1999, with respect to the consolidated financial statements and schedules of FirstCom Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


May 13, 1999
Miami, Florida